Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chenxi Shi, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the quarterly report on Form 10-Q for the period ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of News of China Inc.

February 18, 2011

/s/ Chenxi Shi
____________________________________________
Chenxi Shi
President, Treasurer and Director
Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to News of China Inc. and will be retained by News of China Inc. and furnished to the Securities and Exchange Commission or its staff upon request.